                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /    Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/    Definitive Proxy Statement
/ /    Definitive Additional Materials
/ /    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                FREEMARKETS, INC.
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


  -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)  Proposed maximum aggregate value of transaction:

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     5)  Total fee paid:

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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement no.:

     3)  Filing Party:

     4)  Date Filed:

                            [FREEMARKETS, INC. LOGO]

                               FREEMARKETS, INC.
                         22ND FLOOR, FREEMARKETS CENTER
                                210 SIXTH AVENUE
                         PITTSBURGH, PENNSYLVANIA 15222

                                                                  APRIL 10, 2000

Dear Fellow Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of FreeMarkets, Inc. to be held at the Westin William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania 15219 on Friday, May 12, 2000, at 9:00 a.m. (local time).

     We will begin the Annual Meeting with a report on our operations, progress, and plans, and then will discuss and vote on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement. You will also have an opportunity to ask questions.

     Please read the accompanying Notice of Annual Meeting and Proxy Statement carefully. It is important that your shares be represented at the meeting, whether or not you attend the meeting and regardless of the number of shares you own. Whether or not you plan to attend, you can ensure that your shares are represented and voted at the Annual Meeting by promptly completing, signing, dating, and returning the enclosed proxy card in the envelope provided. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the meeting.

     We look forward to seeing you on May 12, 2000.

                                             Sincerely,

                                          /s/ Glen T. Meakem
                                                      Glen T. Meakem
                                            President, Chief Executive Officer
                                                and Chairman of the Board

                               FREEMARKETS, INC.

                         22ND FLOOR, FREEMARKETS CENTER
                                210 SIXTH AVENUE
                         PITTSBURGH, PENNSYLVANIA 15222
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 2000
                            ------------------------

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of FreeMarkets, Inc. will be held at 9:00 a.m. (local time) on May 12, 2000 at the Westin William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania 15219, for the following purposes:

             1. To elect two persons to serve as Class I directors for a three-year term expiring at the Annual Meeting of Stockholders in 2003 and until their respective successors are duly elected and qualified;

             2. To approve a proposal to amend our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 shares to 500,000,000 shares;

             3. To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants to audit our financial statements for the year ending December 31, 2000; and

             4. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

     Our Board of Directors has fixed the close of business on March 27, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Our Board is soliciting the enclosed proxy. Please carefully read the accompanying Proxy Statement for more information regarding the business to be transacted at the Annual Meeting. You will also find enclosed our 1999 Annual Report to Stockholders.

     For at least ten days before the Annual Meeting, we will make available, during normal business hours, a complete list of the stockholders entitled to vote at the Annual Meeting. You may examine the list for any purpose germane to the Annual Meeting. The list will be available at our offices, located on the 22nd Floor, FreeMarkets Center, 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222.

     Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and return the enclosed proxy card promptly. You are cordially invited to attend the Annual Meeting in person. Returning the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ Sam E. Kinney, Jr.

                                          SAM E. KINNEY, JR.
                                          Executive Vice President
                                          and Secretary
Pittsburgh, Pennsylvania
April 10, 2000

                             YOUR VOTE IS IMPORTANT

    WE URGE YOU TO DATE, SIGN, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. WE HAVE ENCLOSED FOR YOUR CONVENIENCE A RETURN ENVELOPE. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. GIVING YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

APRIL 10, 2000

                               FREEMARKETS, INC.
                         22ND FLOOR, FREEMARKETS CENTER
                                210 SIXTH AVENUE
                         PITTSBURGH, PENNSYLVANIA 15222
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 2000

                              GENERAL INFORMATION

     We are furnishing this Proxy Statement to stockholders of FreeMarkets, Inc., a Delaware corporation ("FreeMarkets" or the "Company"), in connection with our Board of Directors' solicitation of proxies for use at our Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held at 9:00 a.m. (local time) on May 12, 2000 at the Westin William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania 15219. If you duly execute and return to us a proxy in the accompanying form, the shares represented by the proxy will be voted at the Annual Meeting and, where you have specified a choice, will be voted in accordance with your specification. If you give a proxy, you have the power to revoke it at any time before our Secretary exercises it. A later-dated proxy will revoke an earlier proxy, and if you attend the Annual Meeting, you may vote in person even though you have submitted a proxy, in which event your proxy will be deemed to have been revoked.

     As of the close of business on March 27, 2000 (the "Record Date"), we had outstanding 37,060,392 shares of common stock, par value $0.01 per share ("Common Stock"). We are mailing this Proxy Statement and the proxy card in the accompanying form on or about April 10, 2000 to stockholders of record as of the close of business on the Record Date.

     We have also enclosed our 1999 Annual Report to Stockholders (which does not form a part of the proxy solicitation material). Our Annual Report includes consolidated financial statements for the year ended December 31, 1999.

                    PROXIES, QUORUM AND TABULATION OF VOTES

     The shares represented by your proxy will be voted at the Annual Meeting in accordance with the choices you make on the proxy. If you do not specify any choices, the shares represented by the proxy will be voted FOR the director nominees chosen by our Board, FOR the approval of the amendment to our Amended and Restated Certificate of Incorporation, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors. So far as we presently know, there is no other business to be transacted at the Annual Meeting. If any other matters properly come before the Annual Meeting, or if any of the persons named to serve as directors or as auditors should decline or be unable to serve, the persons named in the proxy will vote on these matters in accordance with their discretion.

     Shares which are present or represented by a proxy at the Annual Meeting will be counted for quorum purposes, regardless of whether the holder of the shares or proxy fails to vote ("abstentions") or whether a broker with discretionary authority fails to exercise its discretionary authority to vote ("broker non-votes"). However, if a broker or nominee limits on the proxy card the number of shares voted or indicates that the shares represented by the proxy card are not voted, any "non-votes" will not be voted and will not be counted as affirmative votes.

     If you give a proxy in response to this solicitation, you have the power to revoke it at any time before it is voted. You may revoke your proxy by any of the following actions:

          - filing a written notice of revocation with our Secretary at our principal executive office (22nd Floor, FreeMarkets Center, 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222);

          - filing a properly executed proxy showing a later date with our Secretary at our principal executive office; or

          - attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

     Our Amended and Restated Bylaws provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, will constitute a quorum at the Annual Meeting. Accordingly, the presence of 18,530,197 shares will constitute a quorum. Shares represented by a properly signed and returned proxy are considered as present at the Annual Meeting for purposes of determining a quorum. Our Secretary will tabulate votes at the Annual Meeting.

                       MATTERS TO COME BEFORE THE MEETING

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     We will elect two directors at the Annual Meeting. Under our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, the members of the Board are divided into three classes, designated Class I, Class II, and Class III. The term of the Class I directors expires at the Annual Meeting, and the terms of the Class II and Class III directors will expire at the 2001 and 2002 Annual Meetings, respectively. The directors to be elected at this Annual Meeting accordingly will be designated "Class I Directors" and will serve until the Annual Meeting in 2003 and until their respective successors are duly elected and qualified or until their earlier resignation or removal. Our Board has approved the nominations of Thomas J. Meredith and David A. Noble, each of whom is presently a member of the Board, for election as Class I Directors at the Annual Meeting. Both of the nominees have consented to be named as nominees and to serve if elected.

     Unless you withhold authority to vote for these persons, it is intended that your proxy will be voted FOR the election of the two nominees. If on the date of the Annual Meeting either or both of the nominees are for any reason not available to serve, your proxy will be voted for the election of such substitute nominee or nominees as the Board shall designate.

     Information about the nominees and our continuing directors is set forth below.

                                              DIRECTOR              PRINCIPAL OCCUPATION OR
                   NAME                        SINCE             EMPLOYMENT; DIRECTORSHIPS; AGE
                   ----                       --------    --------------------------------------------
Nominees for a term expiring in 2003 (Class I):

Thomas J. Meredith........................      1999      Managing Director of Dell Ventures (an
                                                          investment group wholly owned by Dell
                                                          Computer Corporation) since 2000; Senior
                                                          Vice President and Chief Financial Officer
                                                          of Dell Computer Corporation (a computer
                                                          systems company) from 1992 to 2000; Director
                                                          of i2 Technologies Inc. and International
                                                          Integration Inc.; Age 49

David A. Noble............................      1999      General Partner of Stolberg Equity Partners
                                                          LLC (a private equity investment fund) since
                                                          1997; Principal of and other executive
                                                          positions with McKinsey & Company, Inc. (a
                                                          management consulting firm) from 1985 to
                                                          1997; Age 40

                                              DIRECTOR              PRINCIPAL OCCUPATION OR
                   NAME                        SINCE             EMPLOYMENT; DIRECTORSHIPS; AGE
                   ----                       --------    --------------------------------------------
Directors serving a term expiring in 2001 (Class II):

Dr. Eric C. Cooper........................      1999      Distinguished Service Professor, Computer
                                                          Science Department, of Carnegie Mellon
                                                          University since 1999; Chairman of the Board
                                                          of FORE Systems, Inc. (a developer of
                                                          enterprise and service provider network
                                                          equipment) from 1990 to 1999; Chief
                                                          Executive Officer of FORE Systems from 1990
                                                          to 1998; Age 41

L. John Doerr.............................      1999      General Partner of Kleiner Perkins Caufield
                                                          & Byers (a private venture capital firm)
                                                          since 1980; Director of Martha Stewart
                                                          Living Omnimedia, Inc., Amazon.com, Inc.,
                                                          excite@Home Corporation, drugstore.com, Inc.
                                                          and several private companies; Age 48

Directors serving a term expiring in 2002 (Class III):

Glen T. Meakem............................      1995      President, Chief Executive Officer and
                                                          Chairman of the Board of the Company since
                                                          1995; Manager in the Corporate Business
                                                          Development Group of General Electric Co. (a
                                                          diversified industrial corporation) from
                                                          1994 to 1995; Age 36

Sam E. Kinney, Jr.........................      1995      Executive Vice President of the Company
                                                          since 1998 and Secretary since 1995;
                                                          Treasurer and Acting Chief Financial Officer
                                                          of the Company from 1998 to 1999; Vice
                                                          President of the Company from 1995 to 1998;
                                                          Consultant and engagement manager with
                                                          McKinsey & Company, Inc. (a management
                                                          consulting firm) from 1992 to 1995; Age 35

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Our Board of Directors held ten meetings in 1999. The Board also took action by unanimous written consent on four occasions during the year. All directors attended at least 75% of the total number of meetings of the Board and the committees on which they served during 1999. The Board has two principal committees, an Audit Committee and a Compensation Committee.

     Our Audit Committee is responsible for reviewing our internal accounting procedures and consults with and reviews the services provided by PricewaterhouseCoopers LLP, our independent auditors. The Audit Committee met once in 1999. Its current members are Mr. Meredith, as Chairman, Dr. Cooper, and Mr. Noble.

     Our Compensation Committee reviews and recommends to the Board the compensation and benefits of our executives officers, administers our stock option plans and establishes and reviews general policies relating to compensation and benefits of our employees. The Compensation Committee met two times in 1999. Its current members are Mr. Noble, as Chairman, and Dr. Cooper.

VOTE REQUIRED

     Only affirmative votes are counted in the election of directors. Under applicable Delaware law and our Amended and Restated Bylaws, directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Accordingly, the two nominees for election as directors who receive the highest number of votes actually cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the election of directors.

 THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

                                 PROPOSAL NO. 2
                AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO
                    INCREASE THE NUMBER OF AUTHORIZED SHARES

     In January 2000, our Board of Directors unanimously approved an amendment to our Amended and Restated Certificate of Incorporation that would increase the number of shares of Common Stock authorized for issuance from 200,000,000 shares to 500,000,000 shares. The Board also has directed that the proposed amendment be submitted to the stockholders for approval at the Annual Meeting.

     The proposed amendment would amend and restate the first sentence of
Article IV of our Amended and Restated Certificate of Incorporation to read as follows:

          "The total number of shares of stock which the corporation shall have authority to issue is Five Hundred Five Million (505,000,000) shares, which shall be divided into two classes as follows:

          A. Five Hundred Million (500,000,000) shares of Common Stock, the par value of each of which shares is One Cent ($0.01), amounting in the aggregate to Five Million Dollars ($5,000,000); and

          B. Five Million (5,000,000) shares of Preferred Stock, the par value of each of which shares is One Cent ($0.01), amounting in the aggregate to Fifty Thousand Dollars ($50,000)."

The remainder of Article IV will remain unchanged.

     The purpose of the amendment is to provide additional shares of authorized Common Stock. Our Board believes it desirable to increase the number of authorized shares of Common Stock in order to provide us with adequate flexibility in corporate planning and strategy. The availability of additional Common Stock for issuance could be used for a number of purposes, including corporate financing, future acquisitions, stock splits, stock options, and other stock-based compensation. The additional authorized shares may be issued for these purposes and for such consideration as the Board may determine without further stockholder approval, unless stockholder action is required by applicable law or the rules of the Nasdaq Stock Market or any stock exchange on which our securities may be listed.

     The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock and, to the extent issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. Ownership of shares of our Common Stock confers no preemptive rights.

     The increase in the authorized but unissued shares of Common Stock which would result from adoption of the proposed amendment could have a potential anti-takeover effect with respect to the Company, although our management is not presenting the proposal for that reason and does not presently anticipate using the increased authorized shares for this purpose. The potential anti-takeover effect of the proposed amendment arises because it would enable us to issue additional shares of Common Stock up to the total authorized number, with the consequence that the shareholdings and related voting rights of then existing stockholders would be diluted to an extent proportionate to the number of additional shares issued.

     If this proposal is approved, we intend to file promptly an amendment to our Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, upon which filing the proposed amendment will become effective.

VOTE REQUIRED

     Under applicable Delaware law and our Amended and Restated Bylaws, amendment of our Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Because they will not be recorded as votes in favor of such amendment, abstentions and broker non-votes will have the effect of votes against amendment of our Certificate of Incorporation.

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR
                                   ISSUANCE.

                                 PROPOSAL NO. 3
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Our Board of Directors has appointed PricewaterhouseCoopers LLP, certified public accountants, as independent auditors to make an examination of the accounts of the Company and our subsidiaries for the year ending December 31, 2000. PricewaterhouseCoopers LLP (itself and through a predecessor firm, Coopers & Lybrand LLP) have served as our independent auditors since 1995. Although stockholder approval is not required, the Board desires to obtain stockholder ratification of this appointment. If the appointment is not ratified at the Annual Meeting, the Board will review its future selection of auditors.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions.

VOTE REQUIRED

     Under applicable Delaware law and our Amended and Restated Bylaws, the proposal to ratify the appointment of PricewaterhouseCoopers LLP will be approved by the stockholders if it receives the approval of a majority of the votes cast. Abstentions are not votes cast "for" or "against" the proposal and accordingly are not counted in determining whether we have obtained the required vote for ratification.

 THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF
              PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

                              FURTHER INFORMATION

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     Under the rules of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Voting power includes the power to vote or direct the voting of shares, and investment power includes the power to dispose of or direct the disposition of shares. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered beneficially owned under the SEC's rules.

MANAGEMENT

     Our directors, our chief executive officer, our four other most highly compensated executive officers as of December 31, 1999, and all of our directors and executive officers as a group beneficially owned as of March 1, 2000 the number of shares of Common Stock set forth in the table below. The information on beneficial ownership in the table and related footnotes is based upon data furnished to us by, or on behalf of, the persons referred to in the table. Unless otherwise indicated in the footnotes to the table, each person named has sole voting power and sole investment power with respect to the shares included in the table.

                                                          BENEFICIAL OWNERSHIP
                                                             OF COMMON STOCK
                                                          ---------------------
                                                           NUMBER      PERCENT
NAME                                                      OF SHARES    OF CLASS
----                                                      ---------    --------
Glen T. Meakem..........................................  3,584,000(1)   10.0%
Sam E. Kinney, Jr.......................................  2,145,600(2)    6.0%
David J. Becker.........................................    544,444(3)    1.5%
Jane M. Kirkland........................................    331,143(4)   *
Thomas L. McLeod........................................    204,900(5)   *
Dr. Eric C. Cooper......................................     61,892      *
L. John Doerr...........................................    673,315(6)    1.9%
Thomas J. Meredith......................................     59,000      *
David A. Noble..........................................    194,400(7)   *
All directors and executive officers as a group (13
  persons)..............................................  8,668,617(8)   23.6%

---------

 *  Less than 1%.

(1) Includes 2,542,200 shares held by a limited partnership controlled by Mr. Meakem and 432,000 shares which may be acquired by April 30, 2000 (i.e., within 60 days of March 1, 2000) pursuant to the exercise of options.

(2) Includes 1,577,400 shares held by various trusts for the benefit of Mr. Kinney's family and by a limited partnership controlled by Mr. Kinney and 288,000 shares which may be acquired by April 30, 2000 pursuant to the exercise of options.

(3) Includes 270,000 shares held by a limited partnership controlled by Mr. Becker and 261,000 shares which may be acquired by April 30, 2000 pursuant to the exercise of options.

(4) Consists of 181,143 shares held jointly by Ms. Kirkland and her husband and 150,000 shares held by a trust controlled by Ms. Kirkland.

(5) Includes 30,000 shares held by Mr. McLeod's wife, of which shares Mr. McLeod disclaims beneficial ownership, and 144,000 shares which may be acquired by April 30, 2000 pursuant to the exercise of options.

(6) Consists of: (i) 359,000 shares held by Mr. Doerr; (ii) 22,233 shares held by KPCB Holdings, Inc. as nominee for the account of Mr. Doerr; (iii) 283,323 shares held by KPCB Holdings, Inc. as nominee for the account of KPCB IX-A; and (iv) 8,759 shares held by KPCB Holdings, Inc. as nominee for the account of KPCB IX-B. Mr. Doerr is a Managing Director of KPCB IX Associates, LLC, which is the general partner of both KPCB IX-A and KPCB IX-B. Mr. Doerr disclaims beneficial ownership of the shares held by KPCB Holdings, Inc. as nominee for the accounts of KPCB IX-A and KPCB IX-B, except to the extent of any indirect pecuniary interest in his distributive share therein.

(7) Includes 40,000 shares held by various trusts for the benefit of Mr. Noble's family and 30,000 shares which may be acquired by April 30, 2000 pursuant to the exercise of options.

(8) See notes (1) through (7). Also includes 99,000 shares which may be acquired by April 30, 2000 pursuant to the exercise of options granted to our other executive officers not named in the table.

OTHER BENEFICIAL OWNERS

     The following table sets forth information with respect to each stockholder known to us to be the beneficial owner of more than 5% of the outstanding Common Stock as of March 1, 2000:

                                                          BENEFICIAL OWNERSHIP
                                                            OF COMMON STOCK
                                                        ------------------------
                                                         NUMBER        PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                    OF SHARES    OF CLASS(1)
------------------------------------                    ---------    -----------
CSM Partners..........................................  2,319,912(2)     6.5%
Two Gateway Center
Suite 1800
Pittsburgh, Pennsylvania 15222

The Goldman Sachs Group, Inc..........................  2,205,032(3)     6.2%
85 Broad Street
New York, New York 10004

United Technologies Corporation.......................  2,078,983(4)     5.9%
One Financial Plaza
Hartford, Connecticut 06101

---------

(1) Based on 35,484,005 shares outstanding as of March 1, 2000.

(2) CSM Partners shares with Roger F. Meyer, Timothy M. Inglis, Cordelia S. May and CSM Trust voting and investment power with respect to these shares. Messrs. Meyer and Inglis and CSM Trust are the three general partners of CSM Partners, and Messrs. Meyer and Inglis and Ms. May are the trustees of CSM Trust. The share information is based on information contained in a Schedule 13G filed jointly by CSM Partners, CSM Trust, Messrs. Meyer and Inglis and Ms. May with the SEC on February 14, 2000.

(3) Consists of: (i) 1,173,312 shares as to which The Goldman Sachs Group, Inc. ("GS Group") has sole voting and investment power; (ii) 822,077 shares as to which GS Group and Goldman, Sachs & Co. ("Goldman Sachs") share voting and investment power; and (iii) 209,643 shares as to which Stone Street Fund 1999, L.P. ("Stone L.P.") and Stone Street 1999, L.L.C. ("Stone L.L.C.") share voting and investment power. GS Group is a general partner of and owns a 99% interest in Goldman Sachs. Goldman Sachs is the manager of the general partner of Stone L.P. The share information is based on information contained in a Schedule 13G filed jointly by GS Group, Goldman Sachs, Stone L.P. and Stone L.L.C. with the SEC on January 10, 2000.

(4) These shares are held of record by Nevada Bond Investment Corp. II, a wholly-owned subsidiary of United Technologies Corporation. United Technologies Corporation has the power to control Nevada Bond Investment Corp. II and therefore shares with that entity voting and investment power with respect to these shares. The share information is based on information contained in a Schedule 13G filed by this stockholder with the SEC on January 21, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Neither of the members of our Compensation Committee has ever been an officer or employee of FreeMarkets. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

COMPENSATION OF DIRECTORS

     We reimburse our directors for travel and lodging expenses in connection with attendance at Board and committee meetings. All of our directors, including non-employee directors, are eligible to receive options under our Amended and Restated Stock Incentive Plan.

     In October 1999, we granted immediately exercisable options to purchase 30,000 shares of Common Stock to each of Dr. Cooper and Mr. Noble and granted immediately exercisable options to purchase 350,000 shares of Common Stock to Mr. Doerr, all of which were granted at an exercise price of $14.80 per share. Each of Dr. Cooper and Mr. Doerr exercised his options in November 1999. By letter agreement, all three individuals are prohibited, subject to limited exceptions, from selling or otherwise transferring any of the shares acquired upon exercise of these options until October 27, 2000, after which each may sell only one-third of these shares. After October 27, 2001, each may sell an additional one-third, and after October 27, 2002, each may sell the remaining one-third.

     In November 1999, we granted options to purchase 50,000 shares of Common Stock to Mr. Meredith. These options were granted at an exercise price of $14.80 per share and were to vest over a three-year term. In November 1999, our Compensation Committee permitted Mr. Meredith to exercise all of the 50,000 options granted to him, at which time Mr. Meredith executed a Restricted Stock Purchase Agreement under which the shares he acquired may be repurchased by us for the exercise price in the event that Mr. Meredith ceases to serve as a member of our Board for any reason other than his death or permanent disability. Our repurchase rights lapse over a three-year period equivalent to the three-year vesting period that was applicable to Mr. Meredith's options. In addition, Mr. Meredith may not sell or otherwise transfer the shares during the period in which we have repurchase rights.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC reports of ownership and reports of changes in ownership of the Common Stock and our other equity securities. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. We believe that all of our directors and executive officers complied with these filing requirements in 1999.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the annual and long-term compensation paid by us for services rendered in 1999 to those persons who were, as of December 31, 1999, our Chief Executive Officer and our four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                                   ------------
                                           ANNUAL COMPENSATION      SECURITIES
                                           --------------------     UNDERLYING     ALL OTHER
       NAME AND PRINCIPAL POSITION          SALARY     BONUS(1)      OPTIONS      COMPENSATION
       ---------------------------         --------    --------    ------------   ------------
Glen T. Meakem...........................  $283,333    $25,000       800,000             --
  President, Chief Executive Officer
     and Chairman of the Board

Sam E. Kinney, Jr........................  $236,667    $20,000       400,000             --
  Executive Vice President
     and Secretary

David J. Becker..........................  $236,667    $20,000       200,000             --
  Executive Vice President
     and Chief Operating Officer

Jane M. Kirkland.........................  $105,000    $50,000       225,000             --
  Vice President and
     Chief Information Officer

Thomas L. McLeod.........................  $216,667    $12,000            --        $25,471(2)
  Vice President of Market Making

---------

(1) Represents in each case a performance bonus paid in March 2000 for services rendered in 1999.

(2) Represents the reimbursement of relocation expenses and related taxes.

OPTION GRANTS

     The following table sets forth certain information regarding options granted during 1999 to the persons named in the Summary Compensation Table. No stock appreciation rights were granted in 1999.

                           OPTION GRANTS DURING 1999

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                              NUMBER       PERCENTAGE OF                                   ANNUAL RATES OF
                           OF SECURITIES   TOTAL OPTIONS                               STOCK PRICE APPRECIATION
                            UNDERLYING      GRANTED TO       EXERCISE                      FOR OPTION TERM
                              OPTIONS      EMPLOYEES IN       PRICE       EXPIRATION   ------------------------
          NAME                GRANTED         1999(1)      PER SHARE(2)      DATE          5%           10%
          ----             -------------   -------------   ------------   ----------   ----------   -----------
Glen T. Meakem...........     800,000          14.7%          $14.80       8/9/2009    $7,446,112   $18,869,911
  President, Chief
     Executive
  Officer and Chairman of
  the Board

Sam E. Kinney, Jr........     400,000           7.4%          $14.80       8/9/2009    $3,723,056   $ 9,434,954
  Executive Vice
     President
  and Secretary

David J. Becker..........     200,000           3.7%          $14.80       8/9/2009    $1,861,528   $ 4,717,478
  Executive Vice
     President
  and Chief Operating
  Officer

Jane M. Kirkland.........     225,000           4.2%          $ 4.77      7/15/2009    $  674,961   $ 1,710,484
  Vice President and
  Chief Information
     Officer

Thomas L. McLeod.........          --            --               --             --            --            --
  Vice President of
     Market
  Making

---------

(1) Based on 5,426,300 options granted to all employees during 1999.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. Our actual stock price appreciation over the 10-year option term will likely differ from these assumed annual rates. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

OPTION EXERCISES

     The following table sets forth as to the persons named in the Summary Compensation Table information with respect to (i) the number of shares received upon the exercise of options, (ii) the aggregate dollar value realized upon exercise, (iii) the total number of shares underlying unexercised options held at the end of 1999, and (iv) the aggregate dollar value of in-the-money unexercised options held at the end of 1999.

              OPTION EXERCISES IN 1999 AND YEAR END OPTION VALUES

                                                        NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                              SHARES       VALUE       OPTIONS AT YEAR END (#)           YEAR END ($)(2)
                           ACQUIRED ON    REALIZED   ---------------------------   ----------------------------
        NAME (1)           EXERCISE (#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
        --------           ------------   --------   -----------   -------------   ------------   -------------
Glen T. Meakem...........      --           --         432,000       1,808,000     $146,979,144   $604,161,336
Sam E. Kinney, Jr........      --           --         288,000       1,072,000     $ 97,986,096   $359,239,224
David J. Becker..........      --           --         261,000         614,000     $ 88,876,885   $206,208,837
Jane M. Kirkland.........      --           --              --         225,000               --   $ 75,722,062
Thomas L. McLeod.........      --           --         144,000         336,000     $ 48,993,048   $114,317,112

---------

(1) See the Summary Compensation Table for titles of the persons named in the table.

(2) Based on the closing price per share of the Common Stock on the NASDAQ National Market System as of December 31, 1999, minus the exercise price per share, multiplied by the number of shares obtainable upon exercise of these options.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     All of our executive officers serve at the discretion of the Board of Directors.

     If we experience a change in control, some of the outstanding options held by some of our executive officers, including Messrs. Meakem, Kinney, Becker, and McLeod, and Ms. Kirkland, that were not previously vested will immediately vest. As of the Record Date, the minimum number of options held by our executive officers that could vest under this provision is as follows: Mr.
Meakem -- 904,000; Mr. Kinney -- 536,000; Mr. Becker -- 346,000; Mr.
McLeod -- 168,000; Ms. Kirkland -- 112,500; Thomas L. Dammer, our Vice President of Sales -- 82,000; Scott Grimes, our Vice President of Corporate Business Development -- 55,000; Joan S. Hooper, our Vice President, Chief Financial Officer and Treasurer -- 112,500; and John P. Levis, III, our Vice President of People Development -- 126,000. In addition, if the acquiror in any change in control fails to provide substitute options to replace the outstanding options held by these executive officers, then all outstanding options not previously vested would vest upon the change in control.

     Generally, a change in control would include:

          - an acquisition of more than 50% of the combined voting power of all our outstanding securities;

          - a merger where, following the transaction, our stockholders own 50% or less of the voting securities of the surviving corporation;

          - our liquidation or the sale of substantially all of our assets; or

          - individuals who currently form a majority of our Board of Directors ceasing to be a majority, unless the new directors are nominated for election by our current Board or their nominated successors.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors is responsible for reviewing, recommending, and approving changes to the Company's compensation policies and programs. It is also our responsibility to review and approve all compensation actions for the Chief Executive Officer and the other executive officers. Neither member of the Committee is a former or current officer or employee of FreeMarkets.

     The goals of the Company's compensation program are to align compensation with business objectives and performance, to enable the Company to attract, retain, and reward executive officers and other key employees who contribute to our long-term success and to motivate those officers and employees to enhance long-term stockholder value. To meet these goals, we have adopted a mix of the compensation elements of salary, bonus, and stock options.

     BASE SALARY. We meet at least annually to review and approve each executive officer's salary for the ensuing year. When reviewing base salaries, we consider the following factors: competitive pay practices, individual performance against goals, level of responsibility, breadth of knowledge, and prior experience. The relative importance of these factors varies, depending on the particular individual whose salary is being reviewed. To provide us with more information for making compensation comparisons, the Company has furnished us with surveys of compensation for a group of comparable companies with revenues similar to its own. Our objective in setting base salary is generally to pay salaries at a level roughly comparable to companies in similar industries. For 1999, we increased the salary levels of the executive officers to a level closer to the levels for comparable companies.

     BONUS. The bonus program is a discretionary program for our executive officers and other key employees. We meet in the first quarter following the year for which the awards are to be made to determine the amounts of the bonuses. Each bonus award depends on the extent to which business and individual performance objectives are achieved. The Company's objectives consist of operating, strategic and financial goals that are considered to be critical to its fundamental long-term goal of building stockholder value. Based on the Company's revenue growth in 1999, the transition from a small entrepreneurial organization to a larger, more structured one, and the creation of an infrastructure sufficient to support the Company's growth into 2000, we determined to award certain executive officers bonuses ranging from $12,000 to $50,000. Target discretionary bonus amounts are 30% of salary for the senior staff, including the Chief Executive Officer.

     STOCK OPTIONS. Our stock option plan is designed to provide our employees with an opportunity to share, along with the stockholders, in our long-term performance. Initial grants of stock options are generally made to eligible employees upon commencement of employment, with additional grants being made to certain employees periodically or following a significant change in job responsibility, scope or title. Stock options under the option plan generally vest over a five-year period and expire ten years from the date of grant. The exercise price of our options is usually 100% of the fair market value of the Common Stock on the date of grant.

     Factors considered in determining the size of stock option grants include the salary, role, and performance level of each participant. Grants also take into consideration the approximate market price of the stock at the time of grant.

     The Company is limited by Section 162(m) of the Internal Revenue Code of 1986 to a deduction for federal income tax purposes of up to $1,000,000 of compensation paid to any of its five most highly compensated executive officers. Compensation above $1,000,000 may be deducted if it is "performance-based compensation."

     CHIEF EXECUTIVE OFFICER COMPENSATION. The Committee used the same procedures described above in setting the annual salary, bonus and stock option awards for our Chief Executive Officer, Glen T. Meakem. In considering Mr. Meakem's bonus, we not only considered the factors described above, but also took into account his accomplishments in filling out the executive team, integrating the new executives with the founding team, the successful public offering, and the ongoing development of the Company.

Respectfully submitted,

/S/ DAVID A. NOBLE, CHAIRMAN                              /S/ DR. ERIC C. COOPER

STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following line graph compares the cumulative total stockholder return among our Common Stock between December 10, 1999 (the date our Common Stock began public trading) and December 31, 1999, with the cumulative total return of the NASDAQ Composite Index and the Morgan Stanley High Tech Index over the same period. The graph assumes a $100.00 investment as of December 10, 1999 in our Common Stock, the NASDAQ Composite and the Morgan Stanley High Tech Index and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph are based upon historical data. We caution that the stock price performance shown in the graph is not indicative of, nor intended to forecast, the potential future performance of our Common Stock. We obtained the information used in the graph from Bloomberg, a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

            COMPARISON OF CUMULATIVE TOTAL RETURN AMONG THE COMPANY,
       THE NASDAQ COMPOSITE INDEX AND THE MORGAN STANLEY HIGH TECH INDEX

                                                                                                        MORGAN STANLEY HIGH TECH
                                                       FREEMARKETS           NASDAQ COMPOSITE INDEX               INDEX
                                                       -----------           ----------------------     ------------------------
12/10                                                    100.00                      100.00                      100.00
12/13                                                     96.07                      101.05                      100.25
12/14                                                     83.73                       98.66                       96.48
12/15                                                     79.42                      100.05                       97.60
12/16                                                     94.82                      102.62                      100.11
12/17                                                    112.77                      103.67                       99.43
12/20                                                    103.53                      104.52                      101.50
12/21                                                    103.88                      108.04                      104.67
12/22                                                    102.50                      108.76                      105.45
12/23                                                     97.86                      109.65                      105.65
12/27                                                     96.09                      109.81                      105.98
12/28                                                    104.40                      109.72                      105.31
12/29                                                    112.46                      111.64                      106.69
12/30                                                    110.46                      111.64                      106.69
12/31                                                    121.90                      112.40                      106.25

     We effected the initial public offering ("IPO") of our Common Stock on December 10, 1999, at a price of $48.00 per share. The graph above, however, commences with the price of $280.00 per share, the closing price on the date of our IPO.

     Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by us under those statutes, the Report of the Compensation Committee and Stockholder Return Performance Graph shall not be deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

PREFERRED STOCK AND WARRANTS

     In April 1999, we sold 1,382,955 shares of our Series C preferred stock to Goldman Sachs and two of its affiliated entities at a price of $4.77 per share. Goldman Sachs was an underwriter in our IPO and, with its affiliates, holds more than 5% of our outstanding Common Stock. We also sold 11,700 shares to Jane M.

Kirkland, 4,152 shares to David J. Becker, and 1,383 shares to John P. Levis, III, in each case at a price of $4.77 per share. Ms. Kirkland and Messrs. Becker and Levis are executive officers of FreeMarkets.

     In September 1999, we sold 3,292 shares of our Series D preferred stock to Mr. Becker and 8,643 shares to Ms. Kirkland, in each case at a price of $14.80 per share. In addition, we sold 1,414,552 shares to Nevada Bond Investment Corp. II ("Nevada Bond"), a subsidiary of United Technologies Corporation. We also issued to Nevada Bond warrants to purchase 304,431 shares of our Series D preferred stock at a price of $.01 per share, in exchange for United Technologies' agreement to delete from its contract with us provisions that limited our ability to render services to its competitors. Nevada Bond exercised these warrants in September 1999. We earned $7,006,000 in revenues from United Technologies in 1999, representing 34% of our revenues, making it our largest customer.

     In each of these sales, these shares were purchased at the same price, and on the same terms, as shares purchased by other investors at those times. Each share of our preferred stock was automatically converted into one share of Common Stock upon the closing of our IPO.

RESERVED SHARES IN OUR IPO

     In December 1999, in our IPO, the underwriters, at our request, reserved for sale at the IPO price, and sold, an aggregate of 885,000 shares as follows:

          - 360,000 shares to Nevada Bond;

          - 350,000 shares to Kleiner Perkins Caufield & Byers IX L.P.; and

          - 175,000 to our employees and directors.

     Nevada Bond, as discussed above, is a subsidiary of United Technologies, our largest customer, and also holds more than 5% of our outstanding Common Stock. L. John Doerr, one of our directors, is a principal of Kleiner Perkins Caufield & Byers IX L.P.

                                 OTHER MATTERS

     At the Annual Meeting, our management will hold a discussion concerning the status of our business and answer appropriate questions raised by stockholders and invited guests. At the time of mailing copies of this Proxy Statement to stockholders, we do not expect any business other than that set forth above to come before the Annual Meeting or any adjournment thereof. Should any other matters properly come before the Annual Meeting or any adjournment thereof, the proxy holders will vote on these matters according to their discretion and best judgment.

                            EXPENSES OF SOLICITATION

     We will bear the cost of solicitation of proxies for the Annual Meeting. We will make solicitations primarily by mail or by facsimile, but our regular employees may solicit proxies personally or by telephone or telegraph. We will ask brokerage houses and other nominees, custodians, and fiduciaries to forward proxy soliciting material and our 1999 Annual Report to Stockholders to the beneficial owners of the shares of our Common Stock held of record by them, and we will reimburse these record holders for their reasonable out-of-pocket expenses incurred in doing so.

                           ANNUAL REPORT OF FORM 10-K

     UPON WRITTEN REQUEST OF ANY STOCKHOLDER, WE WILL PROVIDE WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED
DECEMBER 31, 1999. REQUESTS SHOULD BE DIRECTED TO GARY C. DOYLE, FREEMARKETS, INC., 22ND FLOOR, FREEMARKETS CENTER, 210 SIXTH AVENUE, PITTSBURGH, PENNSYLVANIA 15222. ANY BENEFICIAL OWNER SHOULD INCLUDE A GOOD FAITH REPRESENTATION THAT AS OF THE RECORD DATE HE OR SHE IS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE.

                           2001 STOCKHOLDER PROPOSALS

     If you would like to submit a proposal for the Annual Meeting in 2001, it must be received by the Secretary, FreeMarkets, Inc., 22nd Floor, FreeMarkets Center, 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222 at any time prior to January 12, 2001 in order to be eligible for inclusion in our proxy statement for that Annual Meeting.
                                          By Order of the Board of Directors,

                                          /s/ Sam E. Kinney, Jr.

                                          SAM E. KINNEY, JR.
                                          Executive Vice President
                                          and Secretary

                                FREEMARKETS, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                           Westin William Penn Hotel
             530 William Penn Place, Pittsburgh, Pennsylvania 15219
                  FRIDAY, MAY 12, 2000 - 9:00 AM (LOCAL TIME)

The undersigned stockholder of FreeMarkets, Inc. (the "Company") hereby appoints Glen T. Meakem and Joan S. Hooper, and each of them singly, as attorneys and proxies of the undersigned, with full power of substitution to each of them, to represent the undersigned stockholder and vote all shares of Common Stock, par value $0.01 per share, of the Company which the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held on Friday, May 12, 2000, at 9:00 a.m. (local time), at the Westin William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania 15219, and at any adjournments or postponements thereof, as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" the election of the nominees specified in Item 1, "FOR" the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation described in Item 2, and "FOR" the ratification of the appointment of the independent auditors specified in
Item 3. This proxy also will be voted in the discretion of the holders hereof upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[X] Please mark
    your votes
    as this


                                                 WITHHOLD
                                             Authority to Vote        NOMINEES: Thomas J. Meredith
                               FOR            for all Nominees                  David A. Noble
PROPOSAL 1: Election
     of the Following          [ ]                 [ ]
     Nominees as
     Class I Directors:

The Board of Directors unanimously recommends a vote FOR both nominees. Authority withheld for the following only: (write the name(s) of the nominee(s) on the line below)

-------------------------------------------------------------------------------


PROPOSAL 2: Approval of an         FOR           AGAINST         ABSTAIN
amendment to the Company's
Amended and Restated               [ ]             [ ]             [ ]
Certificate of Incorporation
to increase the number of
authorized shares of common
stock from 200,000,000 shares
to 500,000,000 shares.
The Board of Directors
unanimously recommends a vote
FOR the amendment.

PROPOSAL 3: Ratification of         FOR           AGAINST         ABSTAIN
the appointment of
PricewaterhouseCoopers LLP          [ ]             [ ]             [ ]
as the Company's independent
accountants for the fiscal
year ending December 31, 2000.
The Board of Directors
unanimously recommends a vote
FOR ratification.

In their discretion, the Proxy holders are authorized to vote upon such other matters as may properly come before the meeting. UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED FOR THE ELECTION OF
BOTH NOMINEES LISTED IN PROPOSAL 1, FOR THE APPROVAL OF PROPOSAL 2, AND FOR
THE APPROVAL OF PROPOSAL 3.




SIGNATURE(S)                                            DATE:             , 2000
            -------------------------------------------      -------------

(Please mark your vote, date and sign as your name appears above and return this Proxy in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, and indicate title as duly authorized officer.)

--------------------------------------------------------------------------------